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                                                                  EXHIBIT (a)(4)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                           SYMETRICS INDUSTRIES, INC.

                      AT A PRICE OF $15.00 NET PER SHARE,

                                       BY

                                  TSHCo, INC.

                          A WHOLLY OWNED SUBSIDIARY OF

                            TEL-SAVE HOLDINGS, INC.

                  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
           WEDNESDAY, JANUARY 21, 1998 UNLESS THE OFFER IS EXTENDED.

                                                               DECEMBER 22, 1997

TO OUR CLIENTS:

     Enclosed for your consideration are the Offer to Purchase, dated December 22, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), relating to the offer by TSHCo, Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Tel-Save Holdings, Inc., a Delaware corporation ("Parent"), to purchase all outstanding shares of Common Stock, par value $0.25 per share (the "Common Shares" or the "Shares"), of Symetrics Industries, Inc., a Florida corporation (the "Company"), at a price of $15.00 per share net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

     THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND ONLY PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Your attention is called to the following:

          (1) The offer price for each Common Share is $15.00 net to you in cash upon the terms and subject to the conditions of the Offer.

          (2) The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of December 18, 1997 (the "Merger Agreement"), by and among Purchaser, Parent and the Company.
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          (3) The Offer is being made for all outstanding Shares.

          (4) The Offer is conditioned upon, among other things, (i) there having been validly tendered prior to the Expiration Date (as defined in the Offer to Purchase) and not withdrawn that number of Shares representing (together with Shares owned by Parent), on a fully diluted basis, at least a majority of all outstanding Common Shares of the Company on the date of purchase and (ii) satisfaction of certain other terms and conditions as described in the Offer to Purchase.

          (5) The Board of Directors of the Company has unanimously approved the Merger Agreement, the Offer and the Merger (as defined in the Offer to Purchase), has unanimously determined that the Merger is advisable and that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders and recommends that stockholders accept the Offer and tender their Shares.

          (6) Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided (see Instruction 9 of the Letter of Transmittal).

          (7) The Offer and withdrawal rights expire at 12:00 midnight, New York City time, on Wednesday, January 21, 1998 unless extended as provided in the Offer to Purchase.

          (8) Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) certificates for Shares or timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares pursuant to the procedures described in Section 3 of the Offer to Purchase and (ii) the Letter of Transmittal (or a manually signed facsimile thereof) properly completed and duly executed with all required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer of Shares, together with all other documents required by the Letter of Transmittal.

     Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates representing Shares or confirmations for book-entry transfer of such Shares into the Depositary's account are actually received by the Depositary.

     If you wish to have us tender any or all of your Shares, kindly so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side hereof. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Purchaser is not aware of any jurisdiction in which the making of the Offer is not in compliance with applicable law. If Purchaser becomes aware of any jurisdiction in which the making of the Offer would not be in compliance with applicable law, Purchaser will make a good faith effort to comply with such law. If, after such good faith effort, Purchaser cannot comply with such law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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        INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH ALL
            OUTSTANDING COMMON SHARES OF SYMETRICS INDUSTRIES, INC.:

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated December 22, 1997, and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by TSHCo, Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Tel-Save Holdings, Inc, a Delaware corporation, to purchase all outstanding shares of Common Stock, par value $0.25 per share (the "Common Shares" or the "Shares"), of Tel-Save Industries, Inc., a Florida corporation (the "Company"), at a price of $15.00 per share net to the seller in cash, upon the terms and subject to the conditions of the Offer.

     This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 22, 1997 and in the related Letter of Transmittal that you have furnished to the undersigned.

Dated:
       -----------------------, 199-

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                                                            NUMBER OF SHARES
                   CLASS                                    TO BE TENDERED(1)
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
               Common Stock                             ------------------Shares

                                               SIGN HERE
                                               -------------------------------------------

                                               -------------------------------------------

                                                             SIGNATURE(S)

                                               -------------------------------------------

                                               -------------------------------------------
                                                         NAME(S) AND ADDRESS

                                               -------------------------------------------
                                                     AREA CODE AND TELEPHONE NUMBER

                                               -------------------------------------------
                                                    TAXPAYER IDENTIFICATION OR SOCIAL
                                                             SECURITY NUMBER
----------------------------------------------------------------------------------------------

  (1) Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.
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

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